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                                    EXHIBIT A

      Pursuant to Rule 13d-1(k)(1)(iii) of Regulation D of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D Amendment No. 4 is, and any future amendments thereto may be, filed on behalf of each of us.

      Dated:               April 4, 2000

      CITIBANK (LUXEMBOURG) S.A.

      By:    /s/ Jean-Claude Lecoq
            ---------------------------------
      Name:  Jean-Claude Lecoq
      Title:  Financial Controller



      CITICORP BANKING CORPORATION

      By:    /s/ William H. Wolf
            ---------------------------------
      Name:  William H. Wolf
      Title:  Senior Vice President



      CITICORP

      By:    /s/ Kenneth Cohen
            ---------------------------------
      Name:  Kenneth Cohen
      Title:  Assistant Secretary



      CITIGROUP HOLDINGS COMPANY

      By:    /s/ Kenneth Cohen
            ---------------------------------
      Name:  Kenneth Cohen
      Title:  Assistant Secretary



      CITIGROUP INC.

      By:    /s/ Glenn S. Gray
            ---------------------------------
      Name:  Glenn S. Gray
      Title:  Assistant Secretary



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